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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "SELECTED FINANCIAL DATA" and "EXPERTS" and to the use of our report dated November 16, 2000, except for Note 13 as to which the date is May 15, 2001, included in the Registration Statement on Form S-3 and related Prospectus of MAXIMUS, Inc. for the registration of 4,025,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

McLean, Virginia
May 31, 2001